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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-163226 and 333-163227 of our reports related to the consolidated financial statements and financial statement schedules of DIRECTV (formerly, The DIRECTV Group, Inc.) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of new accounting standards), and the effectiveness of DIRECTV's internal control over financial reporting, appearing in the Annual Report on Form 10-K/A of DIRECTV for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California

August 10, 2010

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM